Exhibit 3.2

BYLAWS

OF

Baltimore Gas and Electric Company

Amended and Restated as of February 4, 2010

Bylaws of
Baltimore Gas and Electric Company

ARTICLE I

MEETINGS OF STOCKHOLDERS

Section 1. - Annual Meeting.

The annual meeting of the stockholders for the election of Directors and for the transaction of general business shall be held on any date as determined year to year by the Board of Directors. The time and location of the meeting shall be determined by the Board of Directors.

The Chief Executive Officer of the Company shall prepare, or cause to be prepared, an annual report containing a full and correct statement of the affairs of the Company, including a balance sheet and a financial statement of operations for the preceding fiscal year, which shall be submitted to the stockholders at the annual meeting.

Section 2. - Special Meeting.

Special meetings of the stockholders may be held in the City of Baltimore or in any county in which the Company provides service or owns property upon call by the Chairman of the Board, if one is elected, the President, or a majority of the Board of Directors whenever they deem expedient, or upon the written request of the holders of shares entitled to not less than twenty-five percent of all the votes entitled to be cast at such a meeting. Such request of the stockholders shall state the purpose or purposes of the meeting and the matters proposed to be acted on thereat and shall be delivered to the Secretary, who shall inform such stockholders of the reasonably estimated cost of preparing and mailing such notice of the meeting, and upon payment to the Company of such costs the Secretary shall give notice stating the purpose or purposes of the meeting to all stockholders entitled to vote at such meeting. No special meeting need be called upon the request of the holders of the shares entitled to cast less than a majority of all votes entitled to be cast to such meeting, to consider any matter which is substantially the same as a matter voted upon at any special meeting of the stockholders held during the preceding twelve months. The business at all special meetings shall be confined to that specifically named in the notice thereof.

Section 3. - Notice of Meetings.

Written or printed notice of every meeting of the stockholders, whether annual or special, stating the place, day, and hour of such meeting and (in the case of special meetings) the business proposed to be transacted shall be given by the Secretary to each stockholder entitled to vote at such meeting not less than ten days but no more than ninety days before the date fixed for such meeting, by electronic mail at his or her e-mail address as it appears on the records of the Company or by depositing such notice in the United States mail addressed to him or her at his or her post office address as it appears on the records of the Company, with postage thereon prepaid.

Section 4. - Organization of Meeting.

All meetings of the stockholders shall be called to order by the Chairman of the Board, or if one is not elected or is absent, by the President, or in his or her absence by a Vice President, or in the case of the absence of such officers, then by any stockholder, whereupon the meeting shall organize by electing a chairman. The Secretary of the Company, if present, shall act as secretary of the meeting, unless some other person shall be elected by the meeting to so act. An accurate record of the meeting shall be kept by the secretary thereof, and placed in the record books of the Company.

Section 5. - Quorum.

At any meeting of the stockholders, the presence in person or by proxy of stockholders entitled to cast a majority of the votes thereat shall constitute a quorum for the transaction of business. If a quorum be not present at any meeting, holders of a majority of the shares of stock so present or represented may adjourn the meeting either sine die or to a date certain.

Section 6. - Voting.

At all meetings of the stockholders, each stockholder shall be entitled to one vote for each share of common stock standing in his or her name and, when the preferred or preference stock is entitled to vote, such number of votes as shall be provided in the charter of the Company for each share of preferred and preference stock standing in his or her name, and the votes shall be cast by stockholders in person or by lawful proxy.

Section 7. - Judge of Election and Tellers.

The Directors, at a regular or special meeting of stockholders, may (but shall not be required to) appoint a Judge of Election and two Tellers to serve at each meeting of stockholders. If the Directors fail to make such appointments, or if the Judge of Election and/or Tellers, or any of them, fail to appear at the meeting, the chairman of the meeting shall appoint a Judge of Election and/or a Teller or Tellers to serve at that meeting. It shall be the duty of the Tellers to receive the ballots of all the holders of stock entitled to vote and present at a meeting either in person or by proxy, and to count and tally said ballots by the official record of stockholders of the Company, or by a summary prepared therefrom and certified by the Stock Transfer Agent or the Secretary of the Company showing the number of shares of common and, if entitled to vote, preferred and preference stock owned of record by each stockholder, who may be designated therein by name, code number, or otherwise, and certify them to the Judge of Election, and the said Judge shall communicate in writing the result of the balloting so certified by the Tellers to the chairman who shall at once announce the same to the meeting. This certificate, signed by the Tellers and countersigned by the Judge, shall be duly recorded as part of the minutes of the meeting and filed among the records of the Company.

Section 8. - Record Date for Stockholders and Closing of Transfer Books.

The Board of Directors may fix, in advance, a date as the record for the determination of the stockholders entitled to notice of, or to vote at, any meeting of stockholders, or entitled to receive payment of any dividend, or entitled to the allotment of any rights, or for any other proper purpose. Such date in any case shall not be more than ninety days (and in the case of a meeting of stockholders not less than ten days) prior to the date on which the particular action requiring such determination of stockholders is to be taken. Only stockholders of record on such date shall be entitled to notice of or to vote at such meeting or to receive such dividends or rights, as the case may be. In lieu of fixing a record date, the Board of Directors may close the stock transfer books of the Company for a period not exceeding twenty days or less than ten days preceding the date of any meeting of stockholders or not exceeding twenty days preceding any other of the above mentioned events.

ARTICLE II

BOARD OF DIRECTORS AND COMMITTEES

Section 1. - Powers of Directors.

The business and affairs of the Company shall be managed by a Board of Directors which shall have and may exercise all the powers of the Company, except such as are expressly conferred upon or reserved to the stockholders by law, by the charter, or by these bylaws. Except as otherwise provided herein, the Board of Directors shall appoint the officers for the conduct of the business of the Company, determine their duties and responsibilities and fix their compensation. The Board of Directors may remove any officer.

Section 2. - Number and Election of Directors.

The number of Directors (including each Independent Director) shall be set at six; provided, however, that the number of Directors may be increased or decreased by the Board of Directors without an amendment to these bylaws but in no event will there be less than three Directors or more than fifteen Directors. The Directors (including each Independent Director) shall be elected at each Annual Meeting of the Stockholders except as otherwise provided in these bylaws. They shall hold their offices for one year and until their successors are elected and qualified.

Section 3. - Independent Director.

At all times on and after September 27, 2008, the Company shall, in accordance with the provisions of these bylaws, have at least two Directors who meet the standards for independence set forth in the New York Stock Exchange Listing Standards, and who are neither employees nor directors of Constellation Energy Group, Inc. (“CEG”) or any CEG affiliate (each such Director, an “Independent Director”). No resignation or removal of an Independent Director at any time when such resignation or removal would leave the Company with less than two Independent Directors shall be effective until a successor Independent Director shall have accepted his or her appointment as an Independent Director.  In the event that less than two persons meeting the qualifications therefor are then holding the position of Independent Director, the Board of Directors shall, as soon as practicable, appoint as many successor Independent Directors as needed to have at least two Independent Directors, and until each such vacancy is filled, the Board of Directors shall be prohibited from voting on any action specified in Section 6(b) of this

Article II or the provisio to Article VIII.  No Independent Director shall at any time serve as trustee in bankruptcy for any affiliate of the Company.

Section 4. - Removals and Vacancies.

The stockholders, at any meeting duly called and at which a quorum is present, may remove any Director or Directors from office by the affirmative vote of the holders of a majority of the outstanding shares entitled to the vote thereon, and may elect a successor or successors to fill any resulting vacancies for the unexpired terms of the removed Directors.

Any vacancy occurring in the Board of Directors from any cause other than by reason of removal by the stockholders or an increase in the number of Directors may be filled by a majority of the remaining Directors although such majority is less than a quorum. Any vacancy occurring by reason of an increase in the number of Directors may be filled by action of a majority of Directors. A Director elected to fill a vacancy shall hold office until the next annual meeting of stockholders or until his successor is elected and qualified.

Section 5. - Meetings of the Board of Directors.

A regular meeting of the Board of Directors shall be held immediately after the annual meeting of stockholders or any special meeting of the stockholders at which the Board of Directors is elected, and thereafter regular meetings of the Board of Directors shall be held on such dates during the year as may be designated from time to time by the Board of Directors.  All meetings of the Board of Directors shall be held at the general offices of the Company in the City of Baltimore or elsewhere, as ordered by the Board of Directors. Of all such meetings (except: the regular meeting held immediately after the election of Directors) the Secretary shall give notice to each Director personally or by electronic mail, by telephone, by telegram directed to, or by written notice deposited in the United States mail addressed to, his residence or business address on record with the Company at least 48 hours before such meeting.  Special meetings may be held at any time or place upon the call of the Chairman of the Board or the Chief Executive Officer.

The Chairman of the Board shall preside at all meetings of the Board of Directors, or, if one is not elected or is absent, the President, or one of the Vice Presidents (if a member of the Board of Directors) shall preside. If at any meeting none of the foregoing persons is present, the Directors present shall designate one of their number to preside at such meeting.

Section 6. - Quorum and Voting.

(a)           A majority of the Directors in office shall constitute a quorum of the Board of Directors for the transaction of business, with the exception of any meeting at which any action described in Section 6(b) of this Article II is considered, at which meeting a quorum shall consist of all Directors. All actions of the Board of Directors (other than those described in Section 6(b) of this Article II) shall require the affirmative vote of a majority of the Directors in attendance at a meeting at which a quorum is present. If a quorum be not present at any meeting, a majority of the Directors present may adjourn to any time and place they may see fit.

(b)           Notwithstanding any other provision of these bylaws and any provision of law that otherwise so empowers the Company, the stockholders, the Board of Directors, any Director, any officer or any other person, neither the stockholders nor the Board of Directors nor any Director nor any officer nor any other person shall be authorized or empowered, nor shall they permit the Company, without the unanimous prior approval of the Board of Directors, including the Independent Directors, to (A) commence any case, proceeding or other action on behalf of the Company under any existing or future law of any jurisdiction relating to bankruptcy, insolvency, reorganization, or relief for debtors; (B) institute proceedings to have the Company adjudicated as bankrupt or insolvent; (C) consent to or acquiesce in the institution of bankruptcy or insolvency proceedings against the Company; (D) file a petition or consent to a petition seeking reorganization, arrangement, adjustment, winding up, dissolution, composition, liquidation, or other relief on behalf of the Company of its debts under any federal or state law relating to bankruptcy; (E) apply for, or consent to, or acquiesce in the appointment of, a receiver, liquidator, sequestrator, trustee or other officer with similar powers of such person with respect to the Company; (F) make any assignment for the benefit of the Company’s creditors; (G) admit in writing the Company’s inability to pay its debts generally as they become due; or (H) remove the unanimous consent requirement set forth above in this Section 6(b) of Article II.

Section 7. - Committees.

The Board of Directors is authorized to appoint from among its members such committees as it may, from time to time, deem advisable and to delegate to such committee or committees any of the powers of the Board of Directors which it may lawfully delegate. Each such committee shall consist of at least one Director.

Section 8. - Fees and Expenses.

Each member of the Board of Directors, other than salaried officers and employees, shall be paid an annual retainer fee, payable in quarterly installments, in such amount as shall be specified from time to time by the Board of Directors.

Each member of the Board of Directors, other than salaried officers and employees, shall be paid such fee as shall be specified from time to time by the Board of Directors for attending each regular or special meeting of the Board of Directors and for attending, as a committee member, each meeting of any committee appointed by the Board of Directors. Each Director shall be paid reasonable traveling expenses incident to attendance at meetings of the Board of Directors.

ARTICLE III

OFFICERS

Section 1. - Officers.

The Company may have a Chairman of the Board and shall have a President, one or more Vice Presidents, a Treasurer, and a Secretary, who shall be elected by, and hold office at the will of, the Board of Directors. The Chairman of the Board, if one is elected, shall be chosen from among the Directors, and the Board of Directors shall designate either the Chairman of the Board or the President to be the Chief Executive Officer of the Company. The Board of Directors shall also elect such other officers as they may deem necessary for the conduct of the business and affairs of the Company. Any two offices, except those of President and Vice President, may be held by the same person, but no person shall sign checks, drafts and promissory notes, or execute, acknowledge or verify any other instrument in more than one capacity, if such instrument is required by law, the charter, these bylaws, a resolution of the Board of Directors or order of the Chief Executive Officer to be signed, executed, acknowledged or verified by two or more officers.

Section 2. - Duties of the Officers.

(a)           Chairman of the Board of Directors.

The Chairman of the Board of Directors, if one is elected, shall preside at all meetings of the Board of Directors and of the stockholders, and shall also have such other powers and duties as from time to time may be assigned to him or her by the Board of Directors.

(b)           President.

The President shall have general executive powers, as well as specific powers conferred by these bylaws. The President, any Vice President, or such other persons as may be designated by the Board of Directors, shall sign all special contracts of the Company, countersign checks, drafts and promissory notes, and such other papers as may be directed by the Board of Directors.  The President, or any Vice President, together with the Treasurer or an Assistant Treasurer, shall have authority to sell, assign or transfer and deliver any bonds, stocks or other securities owned by the Company. The President shall also have such other powers and duties as from time to time may be assigned to him or her by the Board of Directors. In the absence of the Chairman of the Board, or if one is not elected, the President shall perform all the duties of the Chairman of the Board.

(c)           Vice Presidents.

Each Vice President shall have such powers and duties as may be assigned to him or her by the Board of Directors, or the Chief Executive Officer, as well as the specific powers assigned by these bylaws. A Vice President may be designated by the Board of Directors or the Chief Executive Officer to perform, in the absence of the President, all the duties of the President.

(d)           Treasurer.

The Treasurer shall have the care and the custody of the funds and valuable papers of the Company, and shall receive and disburse all moneys in such a manner as may be prescribed by the Board of Directors or the Chief Executive Officer. The Treasurer shall have such other powers and duties as may be assigned to him or her by the Board of Directors, or the Chief Executive Officer, as well as specific powers assigned by these bylaws.

(e)           Secretary.

The Secretary shall attend all meetings of the stockholders and the Board of Directors and shall notify the stockholders and Directors of such meetings in the manner provided in these bylaws. The Secretary shall record the proceedings of all such meetings in books kept for that purpose. The Secretary shall have such other powers and duties as may be assigned to him or her by the Board of Directors or the Chief Executive Officer, as well as the specific powers assigned by these bylaws.

Section 3. - Removals and Vacancies.

Any officer may be removed by the Board of Directors whenever, in its judgment, the best interest of the Company will be served thereby. In case of removal, the salary of such officer shall cease. Removal shall be without prejudice to the contractual rights, if any, of the person so removed, but election of an officer shall not of itself create contractual rights.

Any vacancy occurring in any office of the Company shall be filled by the Board of Directors and the officer so elected shall hold office for the unexpired term in respect of which the vacancy occurred or until his or her successor shall be duly elected and qualified.

In any event of absence or temporary disability of any officer of the Company, the Board of Directors may authorize some other person to perform the duties of that office.

ARTICLE IV

LIMITATIONS ON ACTIVITIES

The Company shall:

(a)           not participate in the cash pool operated by CEG and shall not commingle funds with CEG;

(b)           hold itself out as a separate entity from CEG and RF HoldCo LLC (“HoldCo”), conduct business in its own name and not assume liability for future debts of CEG or HoldCo;

(c)           maintain a separate name from and not use the trademarks, service marks or other intellectual property of CEG or HoldCo;

(d)           maintain separate books, accounts and financial statements reflecting its separate assets and liabilities; and

(e)           maintain arms-length relationships with CEG and HoldCo.

ARTICLE V

INDEMNIFICATION

Section 1. - Procedure.

The Company shall indemnify any present or former Director or officer of the Company and each Director or elected officer of any direct or indirect wholly-owned subsidiary of the Company who is made, or threatened to be made, a party to a proceeding by reason of his or her service in that capacity or by reason of service, while a Director or officer of the Company and at the request of the Company, as a director or officer of another company, corporation, limited liability company, partnership, trust, employee benefit plan or other enterprise, and the Company shall pay or reimburse reasonable expenses incurred in advance of final disposition of the proceeding, in each case to the fullest extent permitted by the laws of the State of Maryland.  The Company may indemnify, and advance reasonable expenses to, other employees and agents of the Company and employees and agents of any subsidiary of the Company to the extent authorized by the Board of Directors.  The Company shall follow the procedures required by applicable law in determining persons eligible for indemnification and in making indemnification payments and advances.

Section 2. - Exclusivity, etc.

The indemnification and advancement of expenses provided by these bylaws (a) shall not be deemed exclusive of any other rights to which a person seeking indemnification or advance of expenses may be entitled under any law (common or statutory), or any agreement, vote of stockholders or disinterested Directors or other provision that is consistent with law, both as to action in his or her official capacity and as to action in another capacity while holding office or while employed or acting as agent for the Company, (b) shall continue in respect of all events occurring while a person was a Director or officer after such person has ceased to be a Director or officer, and (c) shall inure to the benefit of the estate, heirs, executors and administrators of such person.  All rights to indemnification and advance of expenses hereunder shall be deemed to be a contract between the Company and each Director or officer of the Company who serves or served in such capacity at any time while this Article V is in effect. Nothing herein shall prevent the amendment of this Article V, provided that no such amendment shall diminish the rights of any person hereunder with respect to events occurring or claims made before its adoption or as to claims made after its adoption in respect of events occurring before its adoption.  Any repeal or modification of this Article V shall not in any way diminish any rights to indemnification or advancement of expenses of a Director or officer or the obligations of the Company arising hereunder with respect to events occurring, or claims made, while this Article V or any provision hereof is in effect.

Section 3. - Severability.

The invalidity or unenforceability of any provision of this Article V shall not affect the validity or enforceability of any other provision hereof.

ARTICLE VI

CAPITAL STOCK

Section 1. - Evidence of Stock Ownership.

Evidence of ownership of stock in the Company shall be pursuant to certificate(s), each of which shall represent the number of shares of stock owned by a stockholder of the Company. Stockholders may request that their stock ownership be represented by certificate(s). Each certificate shall be signed on behalf of the Company by the President or a Vice President and countersigned by the Secretary, and shall be sealed with the corporate seal. The signatures may be either manual or facsimile. In case any officer who signed any certificate, in facsimile or otherwise, ceases to be such officer of the Company before the certificate is issued, the certificate may nevertheless be issued by the Company with the same effect as if the officer had not ceased to be such officer as of the date of its issue.

Section 2. - Transfer of Shares.

Stock shall be transferable only on the books of the Company by assignment in writing by the registered holder thereof, his or her legally constituted attorney, or his or her legal representative, either upon surrender and cancellation of the certificate(s) therefor, if such stock is represented by a certificate, or upon receipt of such other documentation for stock not represented by a certificate as the Board of Directors and the law of the State of Maryland may, from time to time, require.

Section 3. - Lost, Stolen or Destroyed Certificates.

No certificate for shares of stock of the Company shall be issued in place of any other certificate alleged to have been lost, stolen, or destroyed, except upon production of such evidence of the loss, theft or destruction and upon indemnification of the Company to such extent and in such manner as the Board of Directors may prescribe.

Section 4. - Transfer Agents and Registrars.

The Board of Directors shall appoint a person or persons, or any incorporated trust company or companies or both, as transfer agents and registrars and, if stock is represented by a certificate, may require that such certificate bear the signatures or the counter-signatures of such transfer agents and registrars, or either of them.

Section 5. - Stock Ledger.

The Company shall maintain at its principal office in Baltimore, Maryland, a stock record containing the names and addresses of all stockholders and the numbers of shares of each class held by each stockholder.

ARTICLE VII

SEAL

The Board of Directors shall provide, subject to change, a suitable corporate seal which may be used by causing it, or facsimile thereof, to be impressed or affixed or reproduced one the Company’s stock certificates, bonds, or any other documents on which the seal may be appropriate.

ARTICLE VIII

AMENDMENTS

These bylaws, or any of them, may be amended or repealed, and new bylaws may be made or adopted at any meeting of the Board of Directors, by vote of a majority of the Directors, or by the stockholders at any annual meeting, or at any special meeting called for that purpose; provided, however, that, in the case of any amendment, repeal or replacement of Sections 3 and 6 of Article II or any part of Article IV or this Article VIII, each Independent Director must also have approved such amendment, repeal or replacement.